Exhibit 21.1 - Subsidiaries of Small Business Issuer

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Subsidiary Name        State of             Name Under Which
                       Incorporation or     Business is
                       Jurisdiction         Conducted
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GraphOn NES Sub LLC    California           GraphOn Corporation
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GraphOn Research Labs  Israel               GraphOn Research
Limited                                     Labs Limited
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